EXHIBIT 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 22, 2024, the Company completed its previously announced acquisition of Envato Pty Ltd. (“Envato”) pursuant to a Share Purchase Agreement (the “Purchase Agreement”) entered into on May 1, 2024, to acquire all of the issued and outstanding capital stock of Envato (the "Envato Acquisition"). The aggregate consideration paid by the Company, after customary working capital and other adjustments in accordance with the terms of the Purchase Agreement, was $250 million.

The Envato acquisition was funded through an amended and restated credit agreement (the “A&R Credit Agreement”), which was entered into among the Company, as borrower, certain direct and indirect subsidiaries of the Company as guarantors, the lenders party thereto, and Bank of America, N.A., as Administrative Agent for the lenders. The A&R Credit Agreement provides for a five-year (i) senior unsecured term loan facility (the “Term Loan”) in an aggregate principal amount of $125 million and (ii) senior unsecured revolving credit facility (the “Revolver”) in an aggregate principal amount of $250 million. The A&R Credit Agreement provides for a letter of credit subfacility and a swingline facility.
The Envato Acquisition was accounted for using the acquisition method of accounting for business combinations under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”).

In addition, on June 23, 2023, the Company completed its acquisition of Giphy, Inc. (“Giphy”) pursuant to a stock purchase agreement entered into with Meta Platforms, Inc. (“Meta”) on May 22, 2023, to acquire all the outstanding shares of Giphy (the “Giphy Acquisition”). The consideration paid by the Company was $53 million in net cash, in addition to cash acquired and other working capital adjustments. The Giphy Acquisition was accounted for using the acquisition method of accounting for business combinations under the provisions of ASC 805.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses and are presented to illustrate the estimated effects of the Envato Acquisition and the Giphy Acquisition.
The unaudited pro forma condensed combined balance sheet was prepared as if the Envato Acquisition had occurred on March 31, 2024. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023, and for the three months ended March 31, 2024 were prepared as if the Envato Acquisition and Giphy Acquisition had occurred on January 1, 2023. For all periods after June 23, 2023, Giphy’s results were included in the Shutterstock consolidated financial statements.

The following unaudited pro forma condensed combined financial information is derived from the historical financial statements of Shutterstock, Envato and Giphy, and should be read in conjunction with:
•Shutterstock, Inc.’s consolidated financial statements included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 26, 2024, and incorporated herein by reference.

•Shutterstock, Inc.’s consolidated financial statements included in its Quarterly Report on Form 10-Q filed with the SEC on May 2, 2024, and incorporated herein by reference.
•Envato’s audited consolidated financial statements for the year ended June 30, 2023, that are included as Exhibit 99.1 in the Company’s Report on Form 8-K/A filed with the SEC on October 3, 2024 to which this unaudited pro forma condensed combined financial information is being filed as an exhibit.

•Envato’s unaudited condensed consolidated financial statements for the six months ended December 31, 2023 and 2022, that are included as Exhibit 99.2 in the Company’s Report on Form 8-K/A filed with the SEC on October 3, 2024 to which this unaudited pro forma condensed combined financial information is being filed as an exhibit.

•Envato's statement of profit or loss for the three months ended March 31, 2024, and the statement of financial position as of March 31, 2024 derived from the books and records of Envato.

•Giphy’s unaudited condensed consolidated financial statements for the quarterly period ended March 31, 2023, which are included in the Company’s Current Report on Form 8-K/A filed with the SEC on August 31, 2023.

•Giphy's statement of operations for the period from April 1, 2023 through June 23, 2023 derived from the books and records of Giphy.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and are not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that would have been realized had the entities been a single entity as of or for the periods presented.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information. The transaction accounting adjustments are based on available information and assumptions that the Company’s management believes are reasonable. Such adjustments are estimates and actual experience may differ from expectations.

The unaudited pro forma condensed combined financial statements are subject to Envato Acquisition closing adjustments that have not yet been finalized. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information as required by SEC rules. Differences between these preliminary estimates and the final combination accounting may be material.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2024
(In thousands)

	Historical
	Shutterstock	Envato (Note 5)	Transaction Accounting Adjustments	Note	Debt Financing Transaction Adjustments	Note	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$71,811	$101,291	$(250,213)	6B	$247,519	6A	$170,408
Accounts receivable, net	93,993	3,484	—		—		97,477
Prepaid expenses and other current assets	93,095	3,507	—		479	6A	97,081
Total current assets	258,899	108,282	(250,213)		247,998		364,966

Property and equipment, net	63,430	1,070	—		—		64,500
Right-of-use asset	16,482	451	(451)	6C	—		16,482
Intangibles, net	174,868	8,368	82,032	6C	—		265,268
Goodwill	402,787	—	201,189	6D	—		603,976
Deferred tax assets, net	28,156	11,686	10,822	6F	—		50,664
Other assets	83,881	1,336	—		1,917	6A	87,134
Total assets	$1,028,503	$131,193	$43,379		$249,915		$1,452,990
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$9,373	$2,439	$—		$—		$11,812
Accrued expenses	99,212	10,126	6,575	6E	(85)	6A	115,828
Contributor royalties payable	61,392	15,269	—		—		76,661
Deferred revenue	198,041	47,338	—		—		245,379
Debt	30,000	—	—		125,000	6A	155,000
Other current liabilities	34,959	35,534	62,996	6C, 6F	—		133,489
Total current liabilities	432,977	110,706	69,571		124,915		738,169

Deferred tax liability, net	3,795	—	—		—		3,795
Long term debt	—	—	—		125,000	6A	125,000
Lease liabilities	28,745	—	—		—		28,745
Other non-current liabilities	21,711	870	—		—		22,581
Total liabilities	487,228	111,576	69,571		249,915		918,290

Stockholders equity:
Common Stock	399	—	—		—		399
Treasury stock	(228,213)	—	—		—		(228,213)
Additional paid-in capital	434,416	14	(14)	6G	—		434,416
Accumulated other comprehensive loss	(13,438)	—	—		—		(13,438)
Retained earnings	348,111	19,603	(26,178)	6E, 6G	—		341,536
Total stockholders' equity	541,275	19,617	(26,192)		—		534,700
Total liabilities and stockholders' equity	$1,028,503	$131,193	$43,379		$249,915		$1,452,990

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023
(In thousands, except per share data)

	Historical					Historical
	Shutterstock	Giphy (Note 3)	Giphy Acquisition Transaction Accounting Adjustments (Note 3)	Note	Pro forma Combined (adjusted for Giphy Acquisition Transaction)	Envato (Note 5)	Envato Acquisition Transaction Accounting Adjustments	Note	Debt Financing Transaction Adjustments	Note	Pro Forma Combined
Revenue	$874,587	$—	$7,151	3A	$881,738	$197,809	$—		$—		$1,079,547

Operating expenses:
Cost of revenue	352,630	—	2,538	3B	355,168	72,784	10,731	6H, 6I	—		438,683
Sales and marketing	214,749	11,148	—		225,897	33,845	—		—		259,742
Product development	96,162	27,108	—		123,270	25,550	—		—		148,820
General and administrative	142,646	11,874	692	3B	155,212	30,483	9,675	6I, 6J	—		195,370
Total operating expenses	806,187	50,130	3,230		859,547	162,662	20,406		—		1,042,615
Income / (loss) from operations	68,400	(50,130)	3,921		22,191	35,147	(20,406)		—		36,932
Bargain purchase gain	50,261	—	—		50,261	—	—		—		50,261
Other income / (expense), net	3,807	78	—		3,885	(2,765)	—		(18,575)	6K	(17,455)
Income / (loss) before income taxes	122,468	(50,052)	3,921		76,337	32,382	(20,406)		(18,575)		69,738
Provision (benefit) for income taxes	12,199	—	862	3C	13,061	9,524	(4,370)	6I	(4,365)	6L	13,850
Net income / (loss)	$110,269	$(50,052)	$3,059		$63,276	$22,858	$(16,036)		$(14,210)		$55,888

Earnings per share:
Basic	$3.07										$1.56
Diluted	$3.04										$1.54

Basic	35,878										35,878
Diluted	36,242										36,242

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2024
(In thousands, except per share data)

	Historical
	Shutterstock	Envato Reclassified (Note 5)	Transaction Accounting Adjustments	Note	Debt Financing Transaction Adjustments	Note	Pro Forma Combined
Revenue	$214,315	$49,698	$—		$—		$264,013

Operating expenses:
Cost of revenue	88,204	18,243	2,689	6H, 6I	—		109,136
Sales and marketing	56,236	7,960	—		—		64,196
Product development	21,051	5,988	—		—		27,039
General and administrative	32,078	7,442	7,350	6I, 6J	—		46,870
Total operating expenses	197,569	39,633	10,039		—		247,241
Income / (loss) from operations	16,746	10,065	(10,039)		—		16,772
Other income / (expense), net	3,644	(630)	—		(4,644)	6K	(1,630)
Income / (loss) before income taxes	20,390	9,435	(10,039)		(4,644)		15,142
Provision (benefit) for income taxes	4,269	1,679	(1,093)	6I	(1,091)	6L	3,764
Net income / (loss)	$16,121	$7,756	$(8,946)		$(3,553)		$11,378

Earnings per share:
Basic	$0.45						$0.32
Diluted	$0.45						$0.32

Weighted average shares outstanding:
Basic	35,591						35,591
Diluted	36,066						36,066

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 – Basis of Pro Forma Presentation

On July 22, 2024, the Company completed its previously announced acquisition of Envato Pty Ltd. (“Envato”) pursuant to a Share Purchase Agreement (the “Purchase Agreement”) entered into on May 1, 2024, to acquire all of the issued and outstanding capital stock of Envato (the "Envato Acquisition"). The aggregate consideration paid by the Company, after customary working capital and other adjustments in accordance with the terms of the Purchase Agreement, was $250 million.

The Envato acquisition was funded through an amended and restated credit agreement (the “A&R Credit Agreement”), which was entered into among the Company, as borrower, certain direct and indirect subsidiaries of the Company as guarantors, the lenders party thereto, and Bank of America, N.A., as Administrative Agent for the lenders. The A&R Credit Agreement provides for a five-year (i) senior unsecured term loan facility (the “Term Loan”) in an aggregate principal amount of $125 million and (ii) senior unsecured revolving credit facility (the “Revolver”) in an aggregate principal amount of $250 million. The A&R Credit Agreement provides for a letter of credit subfacility and a swingline facility.
The Envato Acquisition was accounted for using the acquisition method of accounting for business combinations under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”).

In addition, on June 23, 2023, the Company completed its acquisition of Giphy, Inc. (“Giphy”) pursuant to a stock purchase agreement entered into with Meta Platforms, Inc. (“Meta”) on May 22, 2023, to acquire all the outstanding shares of Giphy (the “Giphy Acquisition”). The consideration paid by the Company was $53 million in net cash, in addition to cash acquired and other working capital adjustments. The Giphy Acquisition was accounted for using the acquisition method of accounting for business combinations under the provisions of ASC 805.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses and are presented to illustrate the estimated effects of the Envato Acquisition and the Giphy Acquisition.
The unaudited pro forma condensed combined balance sheet was prepared as if the Envato Acquisition had occurred on March 31, 2024. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023, and for the three months ended March 31, 2024 were prepared as if the Envato Acquisition and Giphy Acquisition had occurred on January 1, 2023. For all periods after June 23, 2023, Giphy’s results were included in the Shutterstock consolidated financial statements.

The following unaudited pro forma condensed combined financial information is derived from the historical financial statements of Shutterstock, Envato and Giphy, and should be read in conjunction with:
•Shutterstock, Inc.’s consolidated financial statements included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 26, 2024, and incorporated herein by reference.

•Shutterstock, Inc.’s consolidated financial statements included in its Quarterly Report on Form 10-Q filed with the SEC on May 2, 2024, and incorporated herein by reference.
•Envato’s audited consolidated financial statements for the year ended June 30, 2023, that are included as Exhibit 99.1 in the Company’s Report on Form 8-K/A filed with the SEC on October 3, 2024 to which this unaudited pro forma condensed combined financial information is being filed as an exhibit.

•Envato’s unaudited condensed consolidated financial statements for the six months ended December 31, 2023 and 2022, that are included as Exhibit 99.2 in the Company’s Report on Form 8-K/A filed with the SEC on October 3, 2024 to which this unaudited pro forma condensed combined financial information is being filed as an exhibit.
•Envato's statement of profit or loss for the three months ended March 31, 2024, and the statement of financial position as of March 31, 2024 derived from the books and records of Envato.

•Giphy’s unaudited condensed consolidated financial statements for the quarterly period ended March 31, 2023, which are included in the Company’s Current Report on Form 8-K/A filed with the SEC on August 31, 2023.

•Giphy's statement of operations for the period from April 1, 2023 through June 23, 2023 derived from the books and records of Giphy.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what Shutterstock’s results of operations would have been had the Envato Acquisition and Giphy Acquisition occurred on the dates indicated, nor is it necessarily indicative of what the financial position or results of operations of the combined company will be in future periods. The historical financial information has been adjusted to reflect transaction related adjustments that management believes are necessary to present fairly Shutterstock’s pro forma results of operations following the closing of the Envato Acquisition and Giphy Acquisition for the periods indicated. Additionally, the unaudited pro forma condensed combined statement of operations does not reflect any benefits that may result from potential revenue enhancements, anticipated cost savings and expense efficiencies or other synergies that may be achieved from the transaction.
The pro forma adjustments are based on certain estimates and assumptions, including the Envato preliminary purchase price allocation. The actual adjustments and the allocation of the final purchase price will depend on several factors, including additional financial information and completion of the determination of fair value of assets and liabilities of Envato as of the purchase date. Therefore, the actual adjustments will differ from the pro forma adjustments, and it is possible that the differences may be material.

The combination is subject to Envato Acquisition closing adjustments that have not yet been finalized. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information as required by SEC rules. Differences between these preliminary estimates and the final combination accounting may be material.
Envato's financial statements were prepared in accordance with International Financial Reporting Standards ("IFRS") issued by the International Accounting Standards Board ("IASB"). There were no material adjustments required to convert these financial statements to United States generally accepted accounting principles (“U.S. GAAP”). The pro forma adjustments include certain reclassifications to conform Envato’s historical accounting presentation to Shutterstock’s accounting presentation. Shutterstock’s management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the transactions and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Note 2 – Preliminary Fair Value Allocation of Assets Acquired and Liabilities Assumed

For purposes of these pro forma financial statements, the estimated purchase price is as follows (in thousands):

Purchase Price
Preliminary purchase consideration	250,213
Acquired cash	(101,291)
Preliminary purchase consideration, net of acquired cash	148,922

The allocation of the purchase price to assets acquired and liabilities assumed is as follows, as though the transaction closed on March 31, 2024 (in thousands):

Fair value of assets acquired and liabilities assumed:	As of March 31, 2024
Cash and cash equivalents	$101,291
Accounts receivable, net	3,484
Prepaid expenses and other current assets	3,507
Property and equipment, net	1,070
Intangible assets:
Trademark	31,000
Software	47,000
Customer Relationships	12,400
Intangible assets, net	90,400
Deferred tax assets	22,508
Other assets	1,336
Total assets acquired	223,596
Accounts payable	2,439
Accrued expenses	10,126
Contributor royalties payable	15,269
Deferred revenue	47,338
Other current liabilities	98,530
Other non-current liabilities	870
Total liabilities assumed	174,572
Net assets acquired	49,024
Preliminary purchase consideration	250,213
Preliminary Goodwill	201,189

The excess of preliminary purchase consideration over total net assets was recorded as goodwill. The goodwill arising from the transaction is primarily attributable to expected operational synergies and is not deductible for income tax purposes. The fair value adjustments are preliminary and based on estimates of the fair value of the assets and liabilities assumed on March 31, 2024 and have been prepared to illustrate the effect of the Envato Acquisition. Accordingly, the pro forma purchase price allocation may be subject to further adjustments as additional information becomes available and as additional analyses and final valuations are completed. The final adjustments could be materially different from those reflected herein. The identifiable intangible assets, which include trademark, software, customer relationships have weighted average useful lives of approximately 10 years, 5 years and 6 years, respectively. The fair value of the trademark and software was determined using the relief-from-royalty method, and the fair value of the customer relationships was determined using the excess of earnings method. The identifiable intangible assets of this acquisition are amortized on a straight-line basis.

Note 3 – Giphy Acquisition Pro Forma Adjustments

On June 23, 2023, the Company completed the Giphy Acquisition. In connection with the closing of the Giphy Acquisition, the Company and Meta entered into a transitional services agreement (the “TSA”) pursuant to which Meta is responsible for certain costs related to retention of Giphy employees, including (i) recurring salary, bonus, and benefits through August 2024, which would be $35.6 million if all employees are retained through August 2024, and (ii) nonrecurring items, totaling $87.9 million, comprised of one-time employment inducement bonuses and the cash value of unvested Meta equity awards (the “Giphy Retention Compensation”).

The results of Giphy are included in the actual consolidated results of the Company from June 23, 2023. Adjustments have been made to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 to include the results of Giphy from January 1, 2023 to June 23, 2023, such that the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 also reflects the result of Giphy as if the Company had acquired Giphy on January 1, 2023.

	Historical
	Giphy	Giphy Accounting Transaction Accounting Adjustments	Note	Giphy As Reclassified
Revenue	$—	$7,151	3A	$7,151

Operating expenses:
Cost of revenue	—	2,538	3B	2,538
Sales and marketing	11,148	—		11,148
Product development	27,108	—		27,108
General and administrative	11,874	692	3B	12,566
Total operating expenses	50,130	3,230		53,360
Income / (loss) from operations	(50,130)	3,921		(46,209)
Other income / (expense), net	78	—		78
Income / (loss) before income taxes	(50,052)	3,921		(46,131)
Provision for income taxes	—	862	3C	862
Net income / (loss)	(50,052)	3,059		(46,993)

A.To record $7.2 million for the period from January 1, 2023 through June 23, 2023 representing the allocation of the $30 million of consideration to an API services agreement, which was deferred on the date of acquisition and will be recorded as revenue over two years.
B.Amortization of intangible assets recorded in connection with purchase accounting adjustments.

(in thousands)	Period from January 1, 2023 through June 23, 2023
Cost of revenue	2,538
General and administrative	692

C.Estimated income tax impact of the Giphy transaction accounting adjustments, using the statutory tax rate.

Note 4 – Envato’s Statement of Operations Reconciliation for Twelve Months Ended December 31, 2023

For purposes of preparing the unaudited condensed combined statement of operations for the year-ended December 31, 2023, Envato's historical audited statement of profit and loss and other comprehensive income for the twelve months ended June 30, 2023 was adjusted using Envato's unaudited statements of profit and loss and other comprehensive income for the six-month periods ended December 31, 2022 and 2023.

(in thousands)	Twelve months ended June 30, 2023 (A)	Six months ended December 31, 2022 (B)	Six months ended December 31, 2023 (C)	Fiscal Year 2023 Results through December 31, 2023 (A - B + C)
Revenue from ordinary activities	$190,313	$92,308	$99,804	$197,809

Direct costs	52,302	25,131	28,601	55,772
Employee costs	54,878	24,622	24,776	55,032
Service provider expenses	4,666	2,223	1,791	4,234
Depreciation, amortization and impairment	2,843	1,097	1,887	3,633
Data and software expenses	12,467	6,109	6,987	13,345
Marketing expenses	25,790	13,572	11,786	24,004
Travel expenses	653	449	351	555
Rental expenses	77	51	14	40
Professional fees	6,832	3,582	1,384	4,634
Foreign exchange loss	1,537	1,303	(364)	(130)
Other expenses	1,636	1,125	902	1,413
Operating profit	26,632	13,044	21,689	35,277
Finance income	842	112	1,019	1,749
Finance costs	(105)	(53)	(4,592)	(4,644)
Share of profits/(losses) of associates accounted for using the equity method	(236)	35	(1,775)	(2,046)
Profit before income tax	27,133	13,138	16,341	30,336
Income tax expense	8,081	4,113	5,556	9,524
Profit for the period	19,052	9,025	10,785	20,812

Note 5 – Envato Statement of Profit or Loss and Statement of Financial Position Adjustments and Reclassification

Certain pre-acquisition adjustments and reclassifications for the year ended December 31, 2023, for the three months ended March 31, 2024, and as of March 31, 2024 have been made in the historical presentation of Envato's statement of financial position and statement of operations, as follows.

		Year ended December 31, 2023
		(In thousands)
Envato caption	Shutterstock caption	Envato Historical (Note 4)	Pre-acquisition adjustments	Ref.	Reclassification	Ref.	Envato As Reclassified
Revenue from ordinary activities	Revenue	$197,809	$—		$—		$197,809
Direct cost		55,772	—		(55,772)	(ii)	—
	Cost of revenue		—		50,429	(ii)	50,429
	General and administrative		—		5,343	(ii)	5,343
Employee cost		55,032	—		(55,032)	(iii)	—
	Cost of revenue		—		7,573	(iii)	7,573
	Sales and marketing		—		8,022	(iii)	8,022
	Product development		—		23,606	(iii)	23,606
	General and administrative		—		15,831	(iii)	15,831
Service provider expenses		4,234	—		(4,234)	(iv)	—
	Cost of revenue		—		2,451	(iv)	2,451
	Sales and marketing		—		1,295	(iv)	1,295
	Product development		—		488	(iv)	488
Depreciation, amortization and impairment		3,633	—		(3,633)	(v)	—
	Cost of revenue		—		3,507	(v)	3,507
	General and administrative		—		126	(v)	126
Data and software expenses		13,345	—		(13,345)	(vi)	—
	Cost of revenue		—		8,824	(vi)	8,824
	Sales and marketing		—		524	(vi)	524
	Product development		—		1,456	(vi)	1,456
	General and administrative		—		2,541	(vi)	2,541
Marketing expenses	Sales and marketing	24,004	—		—		24,004
Travel expenses	General and administrative	555	—		—		555
Rental expenses	General and administrative	40	—		—		40
Professional fees	General and administrative	4,634	—		—		4,634
Foreign exchange loss / (income)	Other income, net	(130)	—		—		(130)
Other expenses	General and administrative	1,413	—		—		1,413
Operating profit	Income before income taxes	35,277	—		—		35,277
Finance income	Other income, net	1,749	—		—		1,749
Finance costs	Other income, net	(4,644)	—		—		(4,644)
Share of losses of associates accounted for using the equity method		(2,046)	2,046	(i)	—		—
Profit before income tax	Income before income taxes	30,336	2,046		—		32,382
Income tax expense	Provision for income taxes	9,524	—		—		9,524
Profit for the period	Net income	$20,812	$2,046		$—		$22,858

(i)Adjustment reflecting the change in the fair value of equity method investment that was disposed of prior to Shutterstock's acquisition of Envato.
(ii)Represents the reclassification of "Direct cost" on Envato's statement of profit or loss into "Cost of revenue" and "General and administrative" to conform to the Company's statement of operations presentation.
(iii)Represents the reclassification of "Employee cost" on Envato's statement of profit or loss into "Cost of revenue", "Sales and marketing", "Product development" and "General and administrative" to conform to the Company's statement of operations presentation.
(iv)Represents the reclassification of "Service provider expenses" on Envato's statement of profit or loss into "Cost of revenue", "Sales and marketing" and "Product development" to conform to the Company's statement of operations presentation.
(v)Represents the reclassification of "Depreciation, amortization and impairment" on Envato's statement of profit or loss into "Cost of revenue" and "General and administrative" to conform to the Company's statement of operations presentation.
(vi)Represents the reclassification of "Data and software expenses" on Envato's statement of profit or loss into "Cost of revenue", "Sales and marketing", "Product development" and "General and administrative" to conform to the Company's statement of operations presentation.

		Three Months Ended March 31, 2024
		(In thousands)
Envato caption	Shutterstock caption	Envato Historical (*)	Pre-acquisition adjustments	Ref.	Reclassification	Ref.	Envato As Reclassified
Revenue from ordinary activities	Revenue	$49,698	$—		$—		$49,698
Direct cost		13,309	—		(13,309)	(ii)	—
	Cost of revenue		—		12,711	(ii)	12,711
	General and administrative		—		598	(ii)	598
Employee cost		12,737	—		(12,737)	(iii)	—
	Cost of revenue		—		1,753	(iii)	1,753
	Sales and marketing		—		1,857	(iii)	1,857
	Product development		—		5,462	(iii)	5,462
	General and administrative		—		3,665	(iii)	3,665
Service provider expenses		737	—		(737)	(iv)	—
	Cost of revenue		—		428	(iv)	428
	Sales and marketing		—		225	(iv)	225
	Product development		—		84	(iv)	84
Depreciation, amortization and impairment		948	—		(948)	(v)	—
	Cost of revenue		—		931	(v)	931
	General and administrative		—		17	(v)	17
Data and software expenses		3,664	—		(3,664)	(vi)	—
	Cost of revenue		—		2,420	(vi)	2,420
	Sales and marketing		—		168	(vi)	168
	Product development		—		442	(vi)	442
	General and administrative		—		634	(vi)	634
Marketing expenses	Sales and marketing	5,710	—		—		5,710
Travel expenses	General and administrative	149	—		—		149
Rental expenses	General and administrative	24	—		—		24
Professional fees	General and administrative	2,086	—		—		2,086
Foreign exchange loss / (income)	Other income, net	1,450	—		—		1,450
Other expenses	General and administrative	269	—		—		269
Operating profit	Income before income taxes	8,615	—		—		8,615
Finance income	Other income, net	1,195	—		—		1,195
Finance costs	Other income, net	(375)	—		—		(375)
Share of losses of associates accounted for using the equity method		29	(29)	(i)	—		—
Profit before income tax	Income before income taxes	9,464	(29)		—		9,435
Income tax expense	Provision for income taxes	1,679	—		—		1,679
Profit for the period	Net income	$7,785	$(29)		$—		$7,756

(*) Envato's statement of profit or loss for the three months ended March 31, 2024 derived from the books and records of Envato.

(i)Adjustment reflecting the change in the fair value of equity method investment that was disposed of prior to Shutterstock's acquisition of Envato.
(ii)Represents the reclassification of "Direct cost" on Envato's statement of profit or loss into "Cost of revenue" and "General and administrative" to conform to the Company's statement of operations presentation.
(iii)Represents the reclassification of "Employee cost" on Envato's statement of profit or loss into "Cost of revenue", "Sales and marketing", "Product development" and "General and administrative" to conform to the Company's statement of operations presentation.
(iv)Represents the reclassification of "Service provider expenses" on Envato's statement of profit or loss into "Cost of revenue", "Sales and marketing" and "Product development" to conform to the Company's statement of operations presentation.
(v)Represents the reclassification of "Depreciation, amortization and impairment" on Envato's statement of profit or loss into "Cost of revenue" and "General and administrative" to conform to the Company's statement of operations presentation.
(vi)Represents the reclassification of "Data and software expenses" on Envato's statement of profit or loss into "Cost of revenue", "Sales and marketing", "Product development" and "General and administrative" to conform to the Company's statement of operations presentation.

		As of March 31, 2024
		(In thousands)
Envato caption	Shutterstock caption	Envato Historical (*)	Pre-acquisition adjustments	Ref.	Reclassification	Ref.	Envato As Reclassified
Current assets:	Current assets:
Cash and cash equivalents	Cash and cash equivalents	$101,291	$—		$—		$101,291
Trade and other receivables	Accounts receivable, net	6,991	—		(3,507)	(ii)	3,484
	Prepaid expenses and other current assets	—	—		3,507	(ii)	3,507
Total current assets	Total current assets	108,282	—		—		108,282

Property, plant and equipment	Property and equipment, net	1,070	—		—		1,070
Intangibles	Intangibles, net	8,368	—		—		8,368
Deferred tax asset	Deferred tax assets, net	11,686	—		—		11,686
Right of use assets	Right-of-use asset	451	—		—		451
Non current prepayments		1,336	—		—		1,336
Financial assets at fair value through other comprehensive income		1,832	(1,832)	(i)	—		—
Investments accounted for using the equity method		4,151	(4,151)	(i)	—		—
Total assets	Total assets	137,176	(5,983)		—		131,193

Trade and other payables	Accounts Payable	28,223	—		(25,784)	(iii)	2,439
	Accrued expenses	—	—		10,126	(iii)	10,126
	Contributor royalties payable	—	—		15,269	(iii)	15,269
Lease liabilities		404	—		(404)	(iv)	—
Provisions		28,824	—		(28,824)	(iv)	—
Current tax payable		5,917	—		(5,917)	(iv)	—
Deferred revenue	Deferred revenue	47,338	—		—		47,338
Deferred tax liability	Deferred tax liability	—	—		—		—
	Other current liabilities	—	—		35,534	(iii), (iv)	35,534
Total current liabilities	Total current liabilities	110,706	—		—		110,706
Provisions		870	—		(870)	(v)	—
	Other non-current liabilities	—	—		870	(v)	870
Total liabilities	Total liabilities	111,576	—		—		111,576

Issued Capital	Common Stock	14	—		(14)	(vi)	—
	Additional paid-in capital	—	—		14	(vi)	14
Other reserves		1,820	(1,820)	(i)	—		—
	Accumulated other comprehensive loss	—	—		—		—
Retained earnings	Retained earnings	23,766	(4,163)	(i)	—		19,603
Total stockholders equity	Total stockholders equity	25,600	(5,983)		—		19,617
Total liabilities and stockholders equity	Total liabilities and stockholders equity	137,176	(5,983)		—		131,193

(*) Envato's statement of financial position as of March 31, 2024 derived from the books and records of Envato.

(i)Adjustment reflecting the fair value of equity method investments and financial assets that were disposed of prior to Shutterstock's acquisition of Envato.
(ii)Represents the reclassification of "Trade and other receivables" on Envato's statement of financial position into "Prepaid and other current assets" to conform to the Company's balance sheet presentation.
(iii)Represents the reclassification of "Trade and other payables" on Envato's statement of financial position into "Accrued expenses", "Contributor royalties payable" and "Other current liabilities", respectively to conform to the Company's balance sheet presentation.
(iv)Represents the reclassification of "Lease liabilities", "Provisions" and "Current tax payable" on Envato's statement of financial position into "Other current liabilities" to conform to the Company's balance sheet presentation.
(v)Represents the reclassification of non current "Provisions" on Envato's statement of financial position into "Other non-current liabilities" to conform to the Company's balance sheet presentation.
(vi) Represents the reclassification of "Issued Capital" on Envato's statement of financial position into "Additional paid-in capital" to conform to the Company's balance sheet presentation.

Note 6 – Envato Acquisition Pro Forma Adjustments

The following pro forma adjustments result from the Envato Acquisition.

Pro Forma Condensed Combined Balance Sheet adjustments as of March 31, 2024:

A.The company borrowed $280 million under the A&R Credit Agreement, consisting of $125 million from the Term Loan and $155 million from the Revolver of which $30 million was used to repay the extinguished unsecured revolving loan facility. The Term Loan has a term of 5 years and is classified as non-current. The debt issue cost of $2.4 million related to the borrowings is recorded as $0.5 million in Prepaid expenses and other current assets and $1.9 million in Other assets. These amounts are amortized over the repayment term of the borrowings.

(in thousands)	As of March 31, 2024
Term Loan Credit Facility	125,000
Revolver loan facility	155,000
Deferred financing cost and payment of accrued interest related the extinguished loan facility	(2,481)
Paydown of the extinguished unsecured revolving loan facility	(30,000)
Total	247,519
B.Reflects the acquisition consideration of $250 million transferred on the date of acquisition.
C.Preliminary adjustment to record the acquired assets and assumed liabilities at estimated fair value.

(in thousands)	As of March 31, 2024
Right-of-use asset	(451)
Intangibles, net	82,032
Other current liabilities	404

D.Adjustment represents the goodwill recorded which is calculated as the fair value of consideration transferred in excess of the preliminary fair value of the assets acquired and liabilities assumed from the Envato Acquisition. Refer to Note 2 for allocation to goodwill.
E.Represents $6.6 million of accrued expenses primarily related to the Envato Acquisition transaction costs. This reflects a reduction in retained earnings.
F.Represents $63.4 million of Envato obligations that were triggered upon the closing of the acquisition. The deferred tax effect of the these obligations is $10.8 million.
G.Reflects the elimination of Envato’s stockholders' equity, comprised of 10,000 ordinary shares, par value of $1.4 and retained earnings of $19.6 million.

Pro Forma Condensed Combined Statement of Operations adjustments for the year ended December 31, 2023 and for the three-months ended March 31, 2024:
H.Reversal of depreciation of right-of-use asset recorded on Envato's historical financial statements to reflect the fair value adjustments.

(in thousands)	Three months ended March 31, 2024	Year ended December 31, 2023
Cost of revenue	(178)	(736)

I.Amortization of intangible assets recorded in connection with purchase accounting adjustments.

(in thousands)	Three months ended March 31, 2024	Year ended December 31, 2023
Cost of revenue	2,867	11,467
General and administrative	775	3,100
Provision (benefit) for income taxes	(1,093)	(4,370)

Fair value of intangible assets acquired are as follows:

(in thousands)	Useful Life (in years)	Amount
Trademark	10	$31,000
Software	5	47,000
Customer Relationships	6	12,400
Total		90,400

J.Adjustment to include $6.6 million transaction costs related to the Envato Acquisition.
K.The adjustment to record interest expense and issuance costs amortization assumes the loans were obtained on January 1, 2023. The interest rate for this pro forma adjustment is 7.07% for the Senior Term Loan and 7.07% for Revolving Credit Facility. An increase or decrease in the interest rate on loans of one-eighth of one percent would result in a change in interest expense of approximately $0.4 million and $0.1 million for the year ended December 31, 2023 and three months ended March 31, 2024.

(in thousands)	Three months ended March 31, 2024	Year ended December 31, 2023
Interest expense	(4,524)	(18,096)
Amortization of deferred issuance cost	(120)	(479)
L.Estimated income tax impact of the Debt Financing Accounting Adjustments, using the statutory tax rate.